Exhibit 33.2

Management’s Assertion on

Compliance with Regulation AB Criteria

Discover Products Inc. (“DPI” or the “Asserting Party”) is responsible for assessing its compliance, as of and for the year ended December 31, 2019 (the “Reporting Period”), with the servicing criteria applicable to it in connection with the Second Amended and Restated Master Services Agreement, among Discover Financial Services, Discover Bank, DPI and other affiliated entities thereto, dated as of March 15, 2018, as supplemented by the Fourth Amended and Restated Services Addendum, between DPI and Discover Bank, dated as of November 1, 2019. The Asserting Party used the criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Items 1122 (d)(1)(i), (d)(1)(iii), (d)(1)(iv), (d)(2)(ii), (d)(2)(iii), (d)(2)(iv), (d)(2)(v), (d)(2)(vi), (d)(2)(vii), (d)(3)(i), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(v), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) of Regulation AB, which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securities transactions covered by this report (such applicable criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”), to assess such compliance. The transactions covered by this report include all asset-backed securities transactions involving credit card receivables conducted by Discover Card Master Trust I and Discover Card Execution Note Trust that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or were not required to be registered where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”), as listed in Appendix A.

With respect to servicing criteria 1122(d)(1)(v), 1122(d)(2)(i) and 1122(d)(4)(iv) for the Reporting Period defined above, the Asserting Party has engaged vendors to perform certain limited payment activities required by these servicing criteria. With respect to servicing criteria 1122(d)(1)(v), 1122(d)(4)(vii) and 1122(d)(4)(viii) for the Reporting Period defined above, the Asserting Party has engaged vendors to perform the collection activities required by these servicing criteria for a limited number of accounts that were delegated to such vendors. The Asserting Party has determined that none of these vendors engaged for either payment or collection activities is a “servicer” as defined in Item 1101(j) of Regulation AB, and the Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”) (formerly SEC Manual Telephone Interpretation 17.06). The Asserting Party has policies and procedures in place to provide reasonable assurance that each vendor’s activities comply in all material respects with the servicing criteria applicable to such vendor.

DPI has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform taken as a whole.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Discover Products Inc.
Servicing Party of Discover Card Master Trust I and Discover Card Execution Note Trust

By:	/s/ Daniel P. Capozzi
Daniel P. Capozzi, Executive Vice President, President – Credit Operations and Decision Management

Date: March 24, 2020

Appendix A

Series 2007-CC:

Class A (2008-C) DiscoverSeries Notes

Class A (2010-C) DiscoverSeries Notes

Class A (2010-D) DiscoverSeries Notes

Class A (2010-E) DiscoverSeries Notes

Class A (2011-A) DiscoverSeries Notes

Class A (2011-B) DiscoverSeries Notes

Class A (2012-A) DiscoverSeries Notes

Class A (2012-6) DiscoverSeries Notes

Class A (2014-1) DiscoverSeries Notes

Class A (2014-4) DiscoverSeries Notes

Class A (2015-2) DiscoverSeries Notes

Class A (2015-A) DiscoverSeries Notes

Class A (2015-4) DiscoverSeries Notes

Class A (2016-1) DiscoverSeries Notes

Class A (2016-2) DiscoverSeries Notes

Class A (2016-3) DiscoverSeries Notes

Class A (2016-4) DiscoverSeries Notes

Class A (2017-1) DiscoverSeries Notes

Class A (2017-2) DiscoverSeries Notes

Class A (2017-3) DiscoverSeries Notes

Class A (2017-4) DiscoverSeries Notes

Class A (2017-5) DiscoverSeries Notes

Class A (2017-6) DiscoverSeries Notes

Class A (2017-7) DiscoverSeries Notes

Class A (2018-1) DiscoverSeries Notes

Class A (2018-2) DiscoverSeries Notes

Class A (2018-3) DiscoverSeries Notes

Class A (2018-4) DiscoverSeries Notes

Class A (2018-5) DiscoverSeries Notes

Class A (2018-6) DiscoverSeries Notes

Class A (2019-1) DiscoverSeries Notes

Class A (2019-A) DiscoverSeries Notes

Class A (2019-2) DiscoverSeries Notes

Class A (2019-3) DiscoverSeries Notes

Class B (2017-1) DiscoverSeries Notes

Class B (2017-2) DiscoverSeries Notes

Class B (2018-1) DiscoverSeries Notes

Class B (2018-2) DiscoverSeries Notes

Class C (2016-1) DiscoverSeries Notes

Class C (2017-1) DiscoverSeries Notes

Class C (2017-2) DiscoverSeries Notes

Class C (2018-1) DiscoverSeries Notes

Class C (2019-1) DiscoverSeries Notes

Class D (2009-1) DiscoverSeries Notes